UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 9, 2007

MHI HOSPITALITY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-118873	20-1531029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4801 Courthouse Street, Suite 201

Williamsburg, Virginia 23188

(757) 229-5648

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets

On August 9, 2007, an entity jointly owned by MHI Hospitality Corporation (“MHI” or the “Company”) and The Carlyle Group completed the acquisition of the newly renovated Crowne Plaza® Resort Hollywood Beach (the “Hotel”) in Hollywood, Florida, for $74,000,000, which also included a four year lease of a development site adjacent to the Hotel which provides the lessee with the right to acquire the property during the lease term for a price to be determined via an appraisal process subject to a specified floor and cap.

The property includes a 311-room hotel, approximately 12,000 square feet of meeting space, a retail food and beverage outlet, a large outdoor swimming pool and valet parking space for 300 cars. It also includes a permanent easement for access to the beach from the Hotel property.

In September 2005, MHI entered into a contract to purchase the commercial space of the redeveloped hotel in Hollywood, Florida, upon completion by the seller and subsequently entered into a franchise agreement with InterContinental Hotels Group, through its franchising entity Holiday Hospitality Franchising, Inc., to brand the condominium hotel project as a Crowne Plaza® Resort. In May 2007, MHI and the seller restructured the proposed condominium transaction and MHI agreed to acquire the entire hotel subject to certain conditions. Upon satisfaction of such conditions, the original purchase agreement was terminated.

The acquisition was completed through the Company’s joint venture with The Carlyle Group and the Company retains a 25% equity position in the Hotel. The Company’s equity position required a contribution of $6.0 million, which was funded by additional borrowings on the Company’s credit facility. In connection with the acquisition of the Hotel, the purchaser entered into a loan agreement with Société Générale in the amount of $57.6 million, which provides for a limited recourse guarantee and environmental guarantee by the Company. The purchase price of the Hotel was determined based on arm’s length negotiations among the parties.

The summary of the transactions described above is qualified in its entirety by the complete text of the Purchase Agreement which is attached to the Company’s Current Report on Form 8-K dated May 25, 2007, as Exhibit 10.27.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in this report set forth under Item 2.01 is incorporated herein by reference.

Item 7.01.     Regulation FD Disclosure.

On August 13, 2007, the Company issued a press release announcing the purchase of the Hotel. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

99.1	Press release of MHI Hospitality Corporation dated August 13, 2007 announcing the acquisition of the Crowne Plaza® Resort in Hollywood, Florida.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2007

MHI HOSPITALITY CORPORATION

By:	/s/ David R. Folsom
Name:	David R. Folsom
Title:	Executive Vice President and Chief Executive Officer

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Exhibit Index

99.1	Press release of MHI Hospitality Corporation dated August 13, 2007 announcing the acquisition of the Crowne Plaza® Resort in Hollywood, Florida.

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